Exhibit 99.1

Press Release

Contacts:

Investor Relations Contact:

Michael Russell

512.750.4925

mrussell@argolimited.com

Media Contact:

Wendy Davis Johnson

Corporate Communications Counsel

441.300.3719

wendy.davisjohnson@argolimited.com

JAY BULLOCK APPOINTED CFO OF ARGO GROUP

HAMILTON, Bermuda (May 5, 2008) – Argo Group International Holdings Ltd., (Nasdaq GS: AGII), an international underwriter of specialty insurance and reinsurance products in niche areas of the property and casualty market, today announced that Jay S. Bullock will join Argo Group as chief financial officer.

Mr. Bullock, 43, will be based in Bermuda and will report directly to Argo Group president and chief executive officer Mark E. Watson III.

“I am delighted to welcome Jay to Argo Group,” said Mr. Watson. “His extensive experience advising companies in the financial services sector and in-depth knowledge of the insurance industry will be invaluable as we continue to evolve as a leading international specialty underwriter.

“Jay and I will work closely as we continue to build an organization focused on the foundations of specialization and underwriting discipline,” added Watson. “Jay’s experience with all elements of capital structure will be particularly important as we look to most effectively and efficiently deploy our existing resources and position the company for future growth. In addition, with our recent expansion, Jay will focus on assessing the needs of the Finance function at Argo Group with a view to establishing an organizational structure that supports our continued profitable growth on an international scale.

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Argo House 110 Pitts Bay Road Pembroke, Bermuda HM08 www.argore.com	T 441 296 5858 F 441 296 6162

“I want to take this opportunity to thank Mark Haushill for assuming the responsibilities of interim Group CFO as we conducted our search to fill this critical role at the Company. As CFO of our U.S. operations, Mark will work with Jay and me as we structure the Finance function group-wide.”

“This is a great time to be joining this dynamic organization,” said Mr. Bullock. “Mark Watson and I have worked together for several years and he and his team have established an impressive track record for thoughtful and diligent execution of the Company’s strategic plan. Expanding beyond its well-established roots in the U.S. specialty business through the merger with PXRE Group Ltd. and the acquisition of Heritage Underwriting Agency plc, Argo Group has built a multi-faceted and competitive business platform. I am very pleased to have the opportunity to contribute to the organization’s further success.”

Jay Bullock’s appointment will be effective May 13, 2008. He joins Argo Group from Bear, Stearns & Co. Inc. where he was senior managing director and head of Bear Stearns’ Insurance Investment Banking Group. Focusing on the insurance sector for over 20 years, he advised on a number of company acquisitions, mergers and sales as well as all forms of public and private financings and restructurings. While at Bear, Stearns, Mr. Bullock was an advisor to Argonaut Group, Argo Group’s predecessor company, on a number of transactions. Over the years, Mr. Bullock has advised in situations across all areas of the property casualty and life insurance business with a significant degree of experience with companies that compete in specialty areas of the property casualty sector.

Prior to joining Bear Stearns in 2000, Mr. Bullock was a managing director at First Union Securities. He is an honors graduate of Southern Methodist University and received his MBA from The McColl School of Business, Queen’s College, Charlotte, North Carolina. Mr. Bullock also holds the designation of Certified Public Accountant (CPA).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Headquartered in Hamilton, Bermuda, Argo Group International Holdings, Ltd. (Nasdaq GS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in three primary segments: Excess and Surplus Lines, Commercial Specialty, and International Specialty. Information on Argo Group and its subsidiaries is available at www.argolimited.com.

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FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group’s filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group’s objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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110 Pitts Bay Road Pembroke, Bermuda HM08 www.argounlimited.com	T 210 123 4567 F 210 123 4567